UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dreams, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DREAMS, INC.

Two South University Drive

Suite 325

Plantation, Florida 33324

Telephone: (954) 377-0002

Facsimile: (954) 475-8785

November 6, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dreams, Inc. (the “Company”) on December 15, 2009, at 10:00 a.m. (EST) at the Company’s corporate offices at Two South University Drive, Suite 325, Plantation, Florida 33324. The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement contain the items of business expected to be considered and acted upon at the meeting.

We hope you will be able to attend the Annual Meeting, but if you cannot, it is important that your shares be represented at the meeting. Thus, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. If you desire, you can withdraw your proxy and vote in person at the meeting.

We welcome the opportunity to share our thoughts about the Company with our stockholders at this meeting and look forward to your questions and comments.

Sincerely,

/s/ Ross Tannenbaum
Ross Tannenbaum
President and Chief Executive Officer

DREAMS, INC.

Two South University Drive, Suite 325

Plantation, Florida 33324

Telephone: (954) 377-0002

Facsimile: (954) 475-8785

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 15, 2009

Notice is hereby given that the Annual Meeting of Stockholders of Dreams, Inc., a Utah corporation (the “Company”), will be held December 15, 2009, at 10:00 a.m. (EST) at the Company’s corporate offices at Two South University Drive, Suite 325, Plantation, Florida 33324, to consider and act upon the following items of business:

1. To elect directors to each serve until the next Annual Meeting of Stockholders of the Company and until their successors have been duly elected and qualified;

2. To ratify the appointment of Kramer Weisman & Associates as independent auditors for the Company for the year ending December 31, 2009; and

3. To transact such other business that may properly come before the Annual Meeting or any adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only stockholders of record of the Company at the close of business on November 2, 2009, will be entitled to receive notice of and to vote at the Annual Meeting or any adjourned session. A list of all stockholders of record as of the record date will be open for inspection at the meeting.

The accompanying Proxy Statement is being mailed to the stockholders on or about November 6, 2009.

Important Notice Regarding the Availability of Proxy Material for the Shareholder Meeting to be Held on December 15, 2009 — The proxy statement, annual report on Form 10-K for the year ended December 31, 2008, and quarterly report on Form 10-Q for the six months ended June 30, 2009, are available on the Internet at www.sendd.com/EZProxy/ezproxy_webpage.cfm?project_id=349&em=internal.

By Order of the Board of Directors

/s/ David Greene
David Greene
Secretary

Plantation, FL

November 6, 2009

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ENSURE A QUORUM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. PROXIES CAN ALSO BE REVOKED BY SUBMITTING A NEW PROXY WITH A LATER DATE OR BY DELIVERING WRITTEN INSTRUCTIONS TO OUR CORPORATE SECRETARY.

WHEN COMPLETING YOUR PROXY CARD, PLEASE SIGN YOUR NAME AS IT APPEARS PRINTED. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. A PROXY EXECUTED BY A CORPORATION MUST BE SIGNED BY AN AUTHORIZED OFFICER.

DREAMS, INC.

Two South University Drive, Suite 325

Plantation, Florida 33324

Telephone: (954) 377-0002

Facsimile: (954) 475-8785

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 15, 2009

This Proxy Statement and accompanying form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Dreams, Inc., a Utah corporation (the “Company”), for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s corporate offices at Two South University Drive, Suite 325, Plantation, Florida 33324.

At the Annual Meeting, stockholders will be asked: (1) to elect directors to each serve until the next Annual Meeting of Stockholders of the Company and until their successors have been duly elected and qualified; (2) to ratify the appointment of Kramer Weisman & Associates as independent auditors for the Company for the year ending December 31, 2009; and (3) to transact such other business that may properly come before the Annual Meeting or any adjournments thereof.

GENERAL

The enclosed proxy is solicited by the Board for the purposes set forth in the Notice of Annual Meeting of Stockholders. The solicitation is being made primarily by mail, though we may also use our officers, employees and consultants to solicit proxies from stockholders either in person or by telephone, facsimile, e-mail or letter, without additional compensation. We will pay the cost for solicitation of proxies, including preparation, assembly and mailing this Proxy Statement and form of proxy. Such costs normally include charges from brokers and other custodians, nominees and fiduciaries for the distribution of proxy materials to the beneficial owners of our common stock. The approximate mailing date of this Proxy Statement and Notice of Annual Meeting and form of proxy is November 6, 2009. These same materials are available on the Internet at: www.sendd.com/EZProxy/ezproxy_webpage.cfm?project_id=349&em=internal

Pursuant to a vote of the Board, each stockholder of record at the close of business on November 2, 2009 (the “record date”), is entitled to notice of and vote at the Annual Meeting. As of the close of business on the record date, we had 37,554,354 shares of common stock outstanding. Each share of common stock outstanding on the record date entitles the holder thereof to one vote. Consistent with Utah law and as provided under our Bylaws, the holders of a majority of the shares entitled to cast votes on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter.

REQUIRED VOTE

The election of directors requires the plurality vote of the holders of shares entitled to be cast on the matter, present in person or represented by proxy, and voted at the Annual Meeting. The ratification of the appointment of Kramer Weisman & Associates as independent auditors for the Company for the year ending December 31, 2009, requires the affirmative vote of the holders of a majority of shares entitled to be cast on the matter, present in person or represented by proxy, and voted at the Annual Meeting. The Board has approved each of Proposals 1 and 2 and recommends that you vote FOR each of the proposals.

INSPECTOR OF ELECTIONS

Votes cast by proxy or in person at the Annual Meeting will be tabulated by persons appointed by our Board to act as Inspector of Elections for the meeting. The Inspector of Elections will count the total number of votes cast for approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. The Inspector of Elections will count shares represented by proxies that reflect abstentions and “broker non- votes” (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Kramer Weisman & Associates as independent auditors for the Company for the year ending December 31, 2009.

VOTING

Registered stockholders can vote in the following manners: (i) by mailing their signed proxy card; (ii) by voting in person at the Annual Meeting; or (iii)  by voting online www.sendd.com/EZProxy/ezproxy_webpage.cfm?project_id=349&em=internal.

PROXIES

Proxies returned to us or our transfer agent, Fidelity Stock Transfer (“Transfer Agent”), and properly executed will be voted in accordance with the stockholders’ instructions. You specify your choice by appropriately marking the enclosed proxy card. Brokers holding shares for the account of their clients may vote such shares in the manner directed by their clients.

Any proxy, which is timely signed and returned with no other markings, will be voted in accordance with the recommendation of our Board. The proxies also give our Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the Annual Meeting.

The execution of a proxy will in no way affect your right to attend the Annual Meeting and vote in person. You have the right to revoke your proxy prior to the Annual Meeting by giving notice to our Corporate Secretary, David Greene, at our executive offices. You may also complete and submit a new proxy prior to the Annual Meeting or you may revoke a previously submitted proxy at the Annual Meeting by giving notice to our Secretary at the Annual Meeting.

For convenience in voting your shares on the enclosed proxy card, we have enclosed a postage-paid return envelope to our Transfer Agent, who will assist in tabulating the stockholder vote.

Our mailing address is Two South University Drive, Suite 325, Plantation, Florida 33324. Our telephone number is (954) 377-0002, and facsimile number is (954) 475-8785.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

The Company’s Board currently consists of five members. The directors are elected annually by the stockholders of the Company. The Bylaws of the Company provide that the Board will determine the number of directors. The stockholders will elect five directors for the coming year. The nominees presently serve as directors of the Company. Should any nominee become unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected.

THE BOARD HAS NOMINATED THE BELOW-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

The name and age of each nominee, his principal occupation, and the period during which such person has served as a director is set forth below:

Name of Nominee	Age	First Became a Director of the Company	Office(s) Held with the Company
Sam D. Battistone (1)(3)	68	1982	Chairman and Director
Ross Tannenbaum	47	1998	CEO, President and Director
Dale Larsson (1)(2)	64	1982	Director
David Malina (1)(2)	64	2006	Director
Steven Rubin (3)	48	2006	Director

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Sam D. Battistone. Sam D. Battistone has been Chairman of the Board since our inception. Mr. Battistone served as president until November 1998. He also served as the Chairman and CEO of Pro Stars, Inc. from January 2005 until he resigned his position in January 2007. He was the principal owner, founder and served as Chairman of the Board, President and Governor of the New Orleans Jazz and Utah Jazz of the National Basketball Association (NBA) from 1974 to 1986. In 1983, he was appointed by the Commissioner of the NBA to the Advisory committee of the Board of Governors of the NBA. He held that position until the Company sold its interest in the team. He served as a founding director of Sambo’s Restaurants, Inc. and in each of the following capacities, from time to time, from 1967 to 1979: President, Chief Executive Officer, Vice-Chairman and Chairman of the Board of Directors. During that period, Sambo’s grew from a regional operation of 59 restaurants to a national chain of more than 1,100 units in 47 states. From 1971 to 1973, he served on the Board of Directors of the National Restaurant Association.

Ross Tannenbaum. Mr. Tannenbaum has served as President and a Director of the Company since November 1998. From August 1994 to November 1998, Mr. Tannenbaum was President, director and one-third owner of MMI. From May 1992 to July 1994, Mr. Tannenbaum was a co-founder of Video Depositions of Florida. From 1986 to 1992, Mr. Tannenbaum served in various capacities in the investment banking division of City National Bank of Florida. Mr. Tannenbaum earned a B.A. from the University of Florida in 1984. Mr. Tannenbaum is the brother-in-law of David M. Greene, the Company’s Senior Vice President.

Dale E. Larsson. Mr. Larsson has served as Director of our Company since 1982. From 1982 until September 1998, Mr. Larsson was our Secretary-Treasurer. Mr. Larsson served as a Director and CFO of Pro Stars, Inc. from January 2005 until he resigned his positions in January 2007. Mr. Larsson graduated from Brigham Young University in 1971 with a degree in business. From 1972 to 1980, Mr. Larsson served as controller of Invest West Financial Corporation; a Santa Barbara, California based Real Estate Company. From 1980 to 1981, he was employed by Invest West Financial Corporation as a real estate representative. From 1981 to 1982, he served as the corporate controller of WMS Famco, a Nevada corporation based in Salt Lake City, Utah, which engaged in the business of investing in land, restaurants and radio stations. Since 1998, Mr. Larsson has also served as the controller of Dreamstar, Inc., an investment and Retail Sports Memorabilia Company.

David Malina. Mr. Malina was named as a director of the Company in November 2006 and is currently Vice President of Business Development for Ladenburg Thalmann & Company, Inc., a full service investment banking and brokerage firm that has recently relocated its headquarters to Miami, Florida. From 2003 to 2006, Mr. Malina was corporate Vice President in charge of Investor Relations and Corporate Communications for IVAX Corporation, a multinational pharmaceutical company, with direct operations in 39 countries, sales in over 80 countries, and over 7000 employees. IVAX was sold to Teva Pharmaceuticals Industries Ltd in January 2006 for an enterprise value of $9.9 billion. Prior to his employment at IVAX, Mr. Malina was a Managing Director at the Kriegsman Group, a boutique investment bank in Los Angles, California that specialized in health care. From 1974 to 2000, Mr. Malina was a highly regarded screenplay and teleplay writer working for the major film studios and television networks and producing luminaries such as David Geffin, Arnold Koppelson, Roger Birnbaum, Larry Turman, and Frank Price. Mr. Malina is an honors graduate of the Wharton School at the University of Pennsylvania and attended graduate school at the London School of Economics and Political Science.

Steven Rubin. Mr. Rubin was named a director of the Company in November 2006. Mr. Rubin has served as Executive Vice President-Administration and as a director of Opko Health, Inc. since March 2007. He is also a member of The Frost Group. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Before joining IVAX, from January 2000 to August 2001, Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of privately-held Telergy, Inc., a provider of business telecommunications and diverse optical network solutions. He was with the Miami law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson from 1986 until 2000, in the Corporate and Securities Department. Mr. Rubin was a shareholder of that firm from 1991 until 2000 and a director from 1998 until 2000. Mr. Rubin currently, also serves on the board of directors of Modigene Inc., a development stage biopharmaceutical company, Safe Stitch Medical, Inc., a medical device company, and Longfoot Communications Corp., a shell company seeking a merger or other business partner. Mr. Rubin holds a B.A. in Economics from Tulane University and a J.D. from the University of Florida.

Non-Director Executive Officers

The name and age of each non-director executive officer, the period during which such person has served as an officer, and the offices held are set forth below:

Name of Officer	Age	First Became an Officer of the Company	Office(s) Held with the Company
David M. Greene	47	2001	Senior Vice President and Corporate Secretary
Kevin Bates	41	2006	Divisional President - Retail
Mitch Adelstein	43	2006	Divisional President - Manufacturing
Dorothy Sillano	52	2006	Chief Financial Officer
Manoharan Sivashanmugam	37	2007	Chief Information Officer

David M. Greene. David M. Greene has been Senior Vice President of Finance & Strategic Planning since June 2001 and our Corporate Secretary since August 2004. From May 1992 to May 2001, he was the President of Florida Tool & Gauge, Inc., an aerospace manufacturing company located in Fort Lauderdale, Florida that provided precision machined jet and rocket engine components for the Department of Defense, Pratt & Whitney Aircraft and NASA. From April 1987 to April 1992, he served as President of GGH Consultants, Inc., an investment and business consulting company that provided private and public companies with equity and debt financings, M & A advice, Initial Public Offering and Secondary Offering consultation. From May 1984 to March 1987, he worked as an investment executive at the investment banking firm of Drexel, Burnham, Lambert, Inc. in New York City and Ft. Lauderdale, Florida. Mr. Greene earned a B.A. from Tufts University in 1984 and a MBA from Nova University in 1993. Mr. Greene is the brother-in-law of Ross Tannenbaum, the Company’s President.

Kevin Bates. Kevin Bates founded FansEdge® in 1998, serving as its CEO. When Dreams, Inc. acquired FansEdge in 2003, he became President of our e-commerce division and now serves as President of our retail division. From 1996 to 1999, Mr. Bates was President of Galvin and Wright, Inc., a consulting firm based in Glenview, Illinois. Prior to that he worked on a contract basis for a wide range of firms including Republic Mortgage Insurance Company of Winston-Salem, North Carolina, Allegiance Health Care of McGaw Park, Illinois, Cincinnati Bell Information Systems of Itasca, Illinois, A.C. Nielson of Bannockburn, Illinois, and others. Mr. Bates holds a B.S. degree in computer science from Northern Illinois University in DeKalb, Illinois. He also holds various technology certificates from DePaul University in Chicago, Illinois, and Internet Webmaster E-commerce Professional from Net Guru Technologies of Oak Brook, Illinois.

Mitch Adelstein. Mitch Adelstein was the founder of Mounted Memories in 1989 and has served as its president since its inception. He is considered a true pioneer of the sports collectibles industry with over 30 years of sports collectible and memorabilia knowledge. Mr. Adelstein has been responsible for all new product designs and day-to-day activities of Mounted Memories for the past 18 years. In 1998, Mounted Memories was acquired by Dreams, Inc. at which time Mr. Adelstein remained on as a member of the management team, until he was renamed its president in 2000. Under Mr. Adelstein, Mounted Memories has evolved into the leader in the autographed sports memorabilia and collectibles industry.

Dorothy Sillano. Ms. Sillano was promoted to Vice President and Chief Financial Officer of the Company in November 2007 after having served as the Company’s Controller since August 2005. From January 1987 until November 1996, Ms. Sillano was Second Vice President of Accounting at Chase Personal Financial Services, the upscale mortgage division of JP Morgan Chase. From 1997 through 1999, Ms. Sillano was the Controller of First American lending, a sub-prime auto finance company. From 2000 through May 2005, Ms. Sillano held the positions of Controller, acting CFO and CFO at three private educational institutions. Also, during this period, she served as a Sarbanes-Oxley consultant with MSI Consulting, Inc. In December 1990, Ms. Sillano earned a B.B.A. in Accounting from Florida Atlantic University, became a Certified Public Accountant in 1991 and was conferred with a MBA from DeVry University in July 2005.

Manoharan Sivashanmugam. Mr. Sivashanmugam was named the Company’s Chief Information Officer in March 2007. From January 2001 to November 2006, he served in the capacity of Vice President of Technology for uBid.com; a leading retail auction and e-Commerce site specializing in computer and consumer electronic sales with nearly $1 Billion in annual revenues. The uBid.com site attracts over 5 million registered users with daily orders exceeding 10,000. From January 2000 to December 2000, he was a co-founder and Director of Development for Fansedge.com; a company that was purchased by Dreams, Inc. in October 2003. From September 1996 to January 2000, he was the Technical Project Manager for Whittman-Hart in Chicago, Illinois, the premier consulting agency providing integrated solutions across all industry verticals using emerging and legacy technologies. Mr. Sivashanmugam is an expert in application development for online auction engines, internet business-to-business and business-to-consumer, manufacturing, financial and sports information systems and online retailing. He is proficient with all major technology platforms. He received both a Master of Science degree in Computer Science and a Bachelor of Science degree in Physics from the University of Madras, India.

Independence

Our Board has determined that Messrs. Larsson, Battistone, Malina, and Rubin are independent under applicable NYSE AMEX Equities rules and federal securities laws.

Board Meetings and Attendance

During the fiscal year ended December 31, 2008, the Board held two meetings and acted by unanimous written consent on one occasion. A quorum of directors participated in all board meetings.

Annual Meeting Attendance

The Company encourages all directors to attend the Annual Meeting of Stockholders either in person or by telephone. Last year four of the five directors attended the Annual Meeting either in person or by telephone.

Compensation of Directors

In addition to reimbursing outside Directors for their out-of-pocket expenses associated with attending Board and or Committee Meetings, the following compensation was paid to our outside Board and Committee Members in 2008:

Sam Battistone – $15,000

Dale Larsson – $20,000

David Malina – $10,000 and 10,000 stock options

Steven Rubin – $10,000 and 10,000 stock options

Committees of the Board of Directors

The Company has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee presently consists of Messrs. Larsson, Battistone and Malina; with Mr. Larsson serving as chairman. Our Board has determined that Mr. Larsson qualifies as an “audit committee financial expert” as defined under the federal securities laws. The Audit Committee is responsible for monitoring and reviewing our financial statements and internal controls over financial reporting. In addition, they recommend the selection of the independent auditors and consult with management and our independent auditors prior to the presentation of financial statements to stockholders and the filing of our forms 10-Q and 10-K. The Audit Committee’s responsibilities are set forth in an Audit Committee Charter, a copy of which is posted on our web site at www.dreamscorp.com. During the fiscal year ended December 31, 2008, the Audit Committee met two times. Each member of the Audit Committee participated in each such meeting.

Compensation Committee

The Compensation Committee presently consists of Messrs. Larsson and Malina. The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and over-all benefits of our executive officers, including administering the Company’s Equity Incentive Stock Option Plan. The Compensation Committee Charter, a copy of which is currently available from the Company, is posted on our web site at www.dreamscorp.com. During the fiscal year ended December 31, 2008, the Compensation Committee met one time. Each member of the Compensation Committee participated in each such meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee presently consists of Messrs. Battistone and Rubin. The Nominating and Corporate Governance Committee is responsible for identifying prospective qualified Board candidates. In addition, the Committee provides recommendations to the Board as to a proper set of corporate governance guidelines and principles to adopt. The

Nominating and Corporate Governance Committee Charter, a copy of which is currently available from the Company, is posted on our web site at www.dreamscorp.com. During the year ended December 31, 2008, the Nominating and Corporate Governance Committee met one time. Each member of the Nominating and Corporate Governance Committee participated in each such meeting.

Selection of Board Nominees

The Company’s Nominating and Corporate Governance Committee recommends to the Board nominees for election as directors. While no single factor is determinative, in order to have a Board with skills and attributes needed to function effectively, the following factors are considered by the Committee:

•	if not a Company employee, the ability to be an independent director;

•	educational background, work experience and business knowledge generally;

•	willingness and ability to dedicate the time and resources necessary for the diligent performance of the duties of a director of the Company;

•	professional experience that is relevant to the Company’s business;

•	character and ethics;

•	reputation in the business community;

•	previous service on boards, including public companies;

•	actual or potential conflicts of interest;

•	whether the person has any history of criminal convictions or violations of governmental rules and regulations; and

•	other criteria that are relevant to determining whether the person will function effectively as a director.

In determining whether to elect a director or to nominate any person for election by the stockholders, the Committee assesses the appropriate size of the Board, consistent with its Bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Committee through a variety of sources, including from current members of the Board, stockholders, or other persons.

The Committee has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of the Company on the same basis as candidates proposed by any other person. A stockholder may nominate a person for election as a director at an annual meeting of the stockholders only if written notice of such stockholder’s intent to make such nomination has been given the Company’s Secretary as described in the applicable proxy statement for the previous year’s annual meeting of stockholders. Each written notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and (b) as to the stockholder making such nomination, (i) the name and address of such stockholder, as they appear on the Company’s books, (ii) the class and number of shares of stock of the Company which are owned by such stockholder, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder intends or is a part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (z) otherwise to solicit proxies from stockholders in support of such nomination. The Committee will evaluate the suitability of potential candidates nominated by stockholders in the same manner as other candidates identified to the Committee.

Report of the Audit Committee of the Board of Directors

November 5, 2009

To the Board of Directors of Dreams, Inc.:

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on the Company’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

•	the Company’s financial statements are presented in accordance with generally accepted accounting principles,

•	the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or

•	the Company’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Audit Committee:

•	reviewed and discussed the audited financial statements with management,

•	discussed with our independent auditors the materials required to be discussed by SAS 61,

•	reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and

•	based on the foregoing review and discussion, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

By the Audit Committee of the Board of Directors of Dreams, Inc.

Sam D. Battistone

Dale Larsson

David Malina

Review, Approval, or Ratification of Transactions with Related Parties

In accordance with the provisions of the written charter of the Audit Committee of the Board, the Audit Committee is to approve all related party transactions that are required to be disclosed pursuant to the rules and regulations of the SEC. In determining whether to approve or ratify a transaction, the Audit Committee takes into account, among other factors it deems to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated person under the same or similar circumstances and the extent of the related person’s direct or interest in the transaction.

Executive Compensation

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee has the responsibility to review, recommend, and approve all executive officer compensation arrangements. The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation. The Compensation Committee also has the responsibility to annually review the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances. In making such determinations, the Compensation

Committee seeks to ensure that the compensation of our executive officers aligns the executives’ interests with the interests of our shareholders. The Compensation Committee must also review and approve all forms of incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers. The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success. Thus, one of our primary executive compensation goals is to attract, motivate, and retain qualified executive officers. We seek to accomplish this goal by rewarding past performance, providing an incentive for future performance, and aligning our executive officers’ long-term interests with those of our shareholders. Our compensation program is specifically designed to reward our executive officers for individual performance, years of experience, contributions to our financial success, and creation of shareholder value. Our compensation philosophy is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, and (ii) align executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders, and (iii) enhance executives’ incentives to increase our stock price and maximize shareholder value. In addition we strive to ensure that our compensation, particularly salary compensation, is consistent with our constant focus on controlling costs. Our primary strategy for building senior management depth is to develop personnel from within our company to ensure that our executive team as a whole remains dedicated to our customs, practices, and culture, recognizing, however, that we may gain talent and new perspectives from external sources.

Elements of Compensation

Our compensation program for executive officers generally consists of the following five elements:

•	Base salary;

•	performance based annual cash bonuses;

•	long-term equity incentives in the form of stock options and other stock-based awards and grants;

•	specified perquisites; and

•	employee benefits available generally to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements. In making decisions regarding an executive’s total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities. The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive’s leadership, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial success, the creation of shareholder value, and current and past compensation. In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation. Consistent with our desired culture of industry leading performance and cost control, the Compensation Committee has attempted to keep base salaries at moderate levels for companies within our market and total capitalization. The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. In determining whether to increase or decrease an element of compensation, we rely upon the Compensation Committee’s judgment concerning the contributions of each executive and, with respect to executives other than the CEO, we consider the recommendations of the CEO. We generally do not rely on rigid formulas or short-term changes in business performance when setting compensation.

The following is a discussion of each element of our compensation program, including (i) why we choose to pay each element, (ii) how we determine the specific amount to pay for each element, and (iii) how each element, and our decisions regarding each element, fit into our overall compensation objectives and affect decisions regarding other elements. We also discuss the specific decisions we made with respect to the compensation of our Chief Executive Officer, and the remaining executive officers for the twelve months ended December 31, 2008 (collectively, the “Named Executive Officers” or “NEO’s”).

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract and retain highly qualified executives, but not at a level that allows them to achieve the overall compensation they desire. Base pay is a critical element of our compensation program because it provides our executive officers with stability. Such stability allows our executives to focus their attention and efforts on creating shareholder value and on our other business objectives. In determining base salaries, we consider an executive’s qualifications and experience, including, but not limited to, the executive’s industry knowledge and the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance, and future potential of providing value to our shareholders. Although we do not believe it is appropriate to establish compensation levels based solely on benchmarking because of geographic and incentive compensation differences, we consider base salaries of executives having similar qualifications and holding comparable positions in companies similarly situated to ours. We set our base salaries at a level that allows us to pay a portion of an executive officer’s total compensation in the form of perquisites, cash bonuses, and long-term incentives. We believe that such a mix of compensation helps us to provide an incentive to our executives to maximize shareholder value. We consider adjustments to base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Base Salary of Our Chief Executive Officer

The Compensation Committee reviewed the compensation of numerous publicly traded companies similarly situated to ours, and based upon this review set Ross Tannenbaum’s, our President & CEO, base salary at $350,000 effective April 1, 2007, and $370,000 effective April 1, 2008. However, Mr. Tannenbaum’s base salary has been reduced to $333,000 for 2009 to coincide with a company-wide, management and employee salary reduction effort to lower operating expenses for the year.

Base Salary of Our Other Named Executive Officers

The Compensation Committee approved the base salary of David Greene, our Senior Vice-President of Finance and Corporate Secretary of $165,000 effective April 1, 2007, and $175,000 effective April 1, 2008. They approved the base salary of Dorothy Sillano, our V.P. and Chief Financial Officer of $145,000, effective January 1, 2008 in continued recognition of their corporate initiative results and level of responsibilities as our Senior Vice President and Corporate Secretary and V.P. and CFO, respectively. However, Mr. Greene’s and Ms. Sillano’s salaries have been reduced to $157,500 and $130,500, respectively to coincide with a company-wide, management and employee salary reduction effort to lower operating expenses for the year.

The following table reflects the adjustments we made to the base salaries of our Named Executive Officers. Base salaries of our NEO’s are reviewed, and if warranted adjusted by the Compensation Committee and Board of Directors. The amounts reflected within the columns represent the amount of base salary for each NEO as of March 31 for Fiscal Year 2007 and December 31 of each respective year represented.

Named Executive Officer and Position	FY 07 Base	2007 Base	2008 Base
Ross Tannenbaum, President and CEO	$325,000	$350,000	$370,000
David Greene, Senior V.P.	$140,000	$165,000	$175,000
Dorothy Sillano, V.P. and CFO			$145,000

Performance-Based Annual Cash Bonuses

In April, 2006 our Board of Directors approved our Executive Cash Bonus Plan (“Cash Bonus Plan”). We use our Cash Bonus Plan to provide annual incentives to executive officers and members of our senior management team in a manner designed to (i) link increases in compensation to increases in our revenues and income in order to reinforce our focus on creating shareholder value, (ii) reinforce our desire to control costs, and (iii) link a significant portion of our executives’ compensation to the achievement of such goals. Cash bonuses are designed to reward officers for their contributions to our financial and operating results. The bonus remains discretionary, and may be adjusted at the sole discretion of the Board of Directors.

Performance-Based Annual Cash Bonuses Paid to Our Named Executive Officers

For the year ended December 31, 2008, there were no bonuses earned.

Long-Term Incentives

On January 15, 2007, our shareholders approved and ratified our 2006 Equity Incentive Plan (“Equity Plan”). Our Equity Plan is a broad-based equity compensation plan that we use to attract, motivate, and retain qualified executive officers by providing them with long-term incentives. We also use the Equity Plan to align our executives’ and shareholders’ long-term interests by creating a strong and direct link between executive pay and shareholder return.

The Equity Plan allows the Compensation Committee to link compensation to performance over a period of time by granting awards that have multiple-year vesting schedules. Awards with multiple-year vesting schedules, such as stock options, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance. Awards with multiple-year vesting schedules create incentives for executive officers to increase shareholder value over an extended period of time because the value received from such awards is based on the growth of the stock price above the grant price. Such awards also provide our executives with an incentive to remain with us over an extended period of time. Thus, we believe our Equity Plan is an effective way of aligning the interests of our executive officers with those of our shareholders.

Under the Equity Plan, the Compensation Committee may grant incentive stock options or nonqualified stock options, stock purchase rights, stock appreciation rights and restricted and unrestricted stock awards as forms of executive officer compensation. To date, the Compensation Committee has not made any awards under the Equity Plan.

The Compensation Committee will consider several factors when determining the number of awards to be made to our executive officers under the Equity Plan, including, but not limited to, the following: (i) the recommendations of our CEO; (ii) the value of the award in relation to other elements of total compensation; (iii) the number of options, stock purchase rights, stock appreciation rights, and stock awards currently held by the executive; (iv) the number of options, stock purchase rights, stock appreciation rights, and stock awards granted to the executive in prior years; and (v) the executive’s position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. We believe that these benefits generally allow our executives to work more efficiently. The costs of these benefits generally constitute only a small percentage of each executive’s total compensation. In setting the amount of these benefits, the Compensation Committee considers (i) each executive’s position and scope of responsibilities, and (ii) all other elements comprising the executive’s compensation. For the twelve months ended December 31, 2008, we provided an automotive allowance to certain of our NEO’s. We report these costs as personal benefits for the NEO’s in the “Non-equity Deferred Compensation” and “All Other Compensation” columns in the Summary Compensation Table below.

Employee Benefits

Our NEO’s are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Employment Agreements

We do not currently have employment contracts in place with any of our Named Executive Officers, other than Kevin Bates. It is the position of the Compensation Committee to explore whether it is strategically favorable for the Company to enter into employment contracts with various key executives. Set forth below is a description of those employment contracts currently in place with our NEO’s.

Kevin Bates and the Company entered into a 3-year employment agreement, in June 2007, where Mr. Bates is to serve as the president of all of Dreams Retail operations. The base salary, effective April 1, 2007, is $350,000 with annual CPI increases. In addition, Mr. Bates is entitled to a 5% performance bonus based on the EBIT (earnings before interest and taxes) up to the first $10 million and 3% thereafter of all of Dreams Retail operations. This employment agreement replaces the 20% EBIT (earnings before interest and taxes) that the Company was contractually obligated to pay to Mr. Bates pursuant to the original stock purchase agreement when Dreams acquired FansEdge in October of 2003. For the first four years following the acquisition, the Company has provided the former shareholders of FansEdge with a 25% of the EBIT (earnings before interest and taxes) and has recorded these payments as additional purchase price consideration for fiscal years 2004 through 2007.

2008 Compensation Tables.

Summary Compensation Table as of December 31, 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ross Tannenbaum PEO	2008	370,000				9,600	379,600

David M. Greene Senior V.P Finance	2008	175,000				7,200	182,200

Kevin Bates Division President	2008	360,000					360,000

Mitch Adelstein Division President	2008	216,000				7,200	223,200

Dorothy Sillano V.P, CFO	2008	145,000					145,000

Mano Sivashanmugam CIO	2008	180,000					180,000

Outstanding Equity Awards At December 31, 2008 Table

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Ross Tannenbaum PEO	28,283			1.50	8/09

David Greene Senior V.P.	4,128			1.50	8/09

Kevin Bates Division President	166,667			.60	2/11

Mitch Adelstein Division President	7,942			1.50	8/09

Mano Sivashanmugam CIO			16,667	2.75	6/11

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Sam Battistone	2008	15,000			15,000
Dale Larsson	2008	20,000			20,000
Steven Rubin	2008	10,000		9,766	19,766
David Malina	2008	10,000		9,766	19,766

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The members of the Compensation Committee of the Company’s Board of Directors have reviewed and discussed the Compensation Discussion and Analysis with management, and based upon such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Compensation Committee – Dale Larsson, David Malina

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Kramer Weisman & Associates to serve as the Company’s independent accountants for the year ending December 31, 2009. Kramer Weisman & Associates was engaged on October 1, 2009, by the Company. A representative of Kramer Weisman & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions from stockholders.

Change in Principal Accountants

Dismissal of Grant Thornton LLP

The Company terminated on March 20, 2007, its engagement of Grant Thornton LLP as the independent registered public accounting firm responsible for auditing the Company’s financial statements. The termination was approved by the Company’s Audit Committee and the Board.

Grant Thornton’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and any subsequent interim period preceding the termination of Grant Thornton, the Company did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the termination of Grant Thornton, other than as is set forth herein, Grant Thornton did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist, with the exception of the disclosure set forth below;

(B) That information had come to Grant Thornton’s attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That Grant Thornton needed to expand significantly the scope of its audit, or that information had come to Grant Thornton’s attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and (2) due to Grant Thornton’s dismissal (due to audit scope limitations or otherwise), or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to Grant Thornton’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Grant Thornton’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to Grant Thornton’s satisfaction prior to its termination.

The Company provided Grant Thornton with a copy of the disclosures set forth in their Report on Form 8-K dated March 23, 2007, and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein. The letter received by the Company from Grant Thornton, in which Grant Thornton states that it is in agreement with the disclosures set forth herein, is attached as an Exhibit to the Form 8-k filed March 23, 2007.

Consultations with Friedman, Cohen, Taubman & Company, LLC Prior to Engagement

Neither the Company nor anyone on behalf of the Company consulted Friedman, Cohen, Taubman & Company, LLC during the two fiscal years and any subsequent interim period prior to engaging Friedman, Cohen, Taubman & Company, LLC, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Friedman, Cohen, Taubman & Company, LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Dismissal of Friedman, Cohen, Taubman & Company, LLC

On September 30, 2009, Friedman, Cohen, Taubman & Company, LLC (“Friedman”) was dismissed as the Company’s independent registered public accounting firm based on the recommendation of the Audit Committee of Company’s Board of Directors and subsequently approved by the Company’s Board of Directors.

The reports issued by Friedman on the financial statements of the Company for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that Friedman’s report on the Company’s financial statements for the year ended December 31, 2008 contained an explanatory paragraph indicating that substantial doubt exists about the Company’s ability to continue as a going concern.

During each of the years ended December 31, 2008 and December 31, 2007 and through September 30, 2009, there were no disagreements between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Friedman would have caused them to make reference thereto in their reports on the financial statements for such years; and there were no “reportable events” as that term is used in Item 304(a)(1)(v) of Regulation S-K occurring during the years ended December 31, 2008 and December 31, 2007 and through September 30, 2009.

The Company provided Friedman with a copy of the foregoing disclosures and requested that Friedman review such disclosures and furnish a letter addressed to the Securities and Exchange Commission stating whether or not Friedman agrees with such statements. The response letter from Friedman was attached as an Exhibit to the Form 8-k filed October 5, 2009.

Consultations with Kramer Weisman & Associates Prior to Engagement

During the years ended December 31, 2008 and December 31, 2007 and through September 30, 2009, neither the Company nor anyone on the Company’s behalf has consulted with Kramer regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

Accounting Fees

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Friedman, Cohen, Taubman & Company for the fiscal years ended December 31, 2007 and 2008.

	For the Fiscal Year Ended
	December 31, 2008	December 31, 2007
Audit Fees	$44,836	$86,135
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$44,836	$86,135

Audit Fees – This category includes generally the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Forms 10-K and Forms 10-Q, and services that are normally provided by the independent public accountant in connection with engagements for those fiscal years.

Audit-Related Fees – This category consists generally of assurance and related services by the independent public accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”

Tax Fees – This category consists of tax return preparation and technical tax advice services rendered by the independent public accountant.

All Other Fees – This category consist of all other professional services rendered by the Company’s independent public accountant.

Pre-Approval Policies – The Audit Committee reviews, and in its sole discretion pre-approves, our independent public accountant’s annual engagement letter, including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by our Audit Committee. The Audit Committee may not engage independent public accountants to perform non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and authority delegated in such manner must be reported at the next scheduled meeting of the Audit Committee. Prior to the establishment of our Audit Committee our Board performed the foregoing functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 2, 2009 the number of the Company’s common stock beneficially owned by persons who own five percent or more of the Company’s voting stock, by each director, by each executive officer, and by all executive officers and directors as a group. The table presented below includes shares issued and outstanding and options exercisable within 60 days.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percent of Class
Sam D. Battistone	1,922,839	(2)(3)	5.1%

Ross Tannenbaum	7,827,515	(4)	20.8%

Mano Sivashanmugam	29,455	(5)	*

Dorothy Sillano	24,539	(6)	*

Dale Larsson 1776 North State Street, ste #160 Orem, UT 84057	124,809	(7)	*

Mitch Adelstein	414,521	(8)	1.1%

Kevin Bates	249,614	(9)	*

David M. Greene	468,083	(10)	1.2%

Steven Rubin 4400 Biscayne Blvd Miami, FL 33137	72,051	(11)	*

David Malina 4400 Biscayne Blvd Miami, FL 33137	40,000	(12)	*

The Frost Group, LLC 4400 Biscayne Blvd, 15th Floor Miami, FL 33137	5,263,269	(13)	14.0%

All Executive Officers and Directors as a group (10 persons)(14)	11,173,426		29.7%

See footnotes below.

*	Less than 1.0%
(1)	Unless otherwise indicated, the address for each person is 2 South University Drive, suite 325 Plantation, Florida 33324.
(2)	Excludes 597,703 shares owned by the following family members of which Mr. Battistone disclaims beneficial ownership:

Name	Number of Shares Owned
Kelly Battistone	90,702
Dann Battistone	106,157
Brian Battistone	63,652
Mark Battistone	75,797
Cindy Battistone Hill	81,700
Signature, Inc.	176,695

(3)	Includes 20,000 shares which are the subject of stock options.
(4)	Includes 153,692 shares which are the subject of stock options.
(5)	Includes 24,455 shares which are the subject of stock options.
(6)	Includes 23,789 shares which are the subject of stock options.
(7)	Includes 30,000 shares which are the subject of stock options.

(8)	Includes 82,009 shares which are the subject of stock options.
(9)	Includes 228,097 shares which are the subject of stock options.
(10)	Includes 68,083 shares which are the subject of stock options.
(11)

Mr. Rubin is a member of The Frost Group, LLC. He disclaims beneficial ownership of the securities held by The Frost Group, LLC except to the extent of his pecuniary interest therein. Also, includes 40,000 shares which are the subject of stock options.

(12)	Includes 40,000 shares which are the subject of stock options.
(13)	Includes 135,064 shares owned by Frost Gamma Investments Trust.
(14)	The directors and officers have sole voting and investment power as to the shares beneficially owned by them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownerships and reports of changes in ownership, and to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports and written statements from officers and directors furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of our common stock were complied with during the year.

OTHER MATTERS

It is not expected that any matters other than those in the Notice of Annual Meeting, as described in this Proxy Statement, will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxies in accordance with the discretion of the persons named in such proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Company’s Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Corporate Secretary at the Company’s headquarters at Two South University Drive, Suite 325, Plantation, Florida 33324. Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Corporate Secretary, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder and content of the subject communication. The Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Board, or a designated committee of the Board, will review all stockholder communications received on a periodic basis. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2010 Annual Meeting must be received by the Company no later than July 9, 2010, in order to have them included in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent in writing to Two South University Drive, Suite 325, Plantation, Florida 33324, attention Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Corporate Secretary, at Two South University Drive, Suite 325, Plantation, Florida 33324, (954) 377-0002.

ADDITIONAL MATERIALS

Included herewith please find a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, without exhibits, filed with the SEC on April 15, 2009, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 14, 2009. These documents do not form any part of the material for solicitation of proxies. The Company will provide, without charge, a copy of the exhibits to its Form 10-K, upon written request to our Corporate Secretary, at Two South University Drive, Suite 325, Plantation, Florida 33324.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. You may inspect and request copies (at prescribed rates) of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC’s office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Our reports, proxy statements and other information can also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DREAMS, INC.

PROXY - ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 15, 2009

The undersigned hereby appoints Ross Tannenbaum and David Greene, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Dreams, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 15, 2009, at 10:00 a.m. (EST) at the Company’s corporate offices at Two South University Drive, Suite 325, Plantation, Florida 33324.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 6, 2009.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KRAMER WEISMAN & ASSOCIATES AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2009.

1.	To elect the five nominees listed below to the Board of Directors of the Company.

FOR all nominees (except as marked) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐

Nominees: Sam D. Battistone, Ross Tannenbaum, Dale Larsson, David Malina, Steven Rubin

INSTRUCTIONS: To withhold authority to vote for any nominee, enter the name of such nominee in the following space:

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2.	To ratify the appointment of Kramer Weisman & Associates as independent auditors for the Company for the year ending December 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a corporation gives a proxy, an authorized officer should sign it.

Signature:	Date:

Signature:	Date: